CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 7, 2005, to this Registration Statement on Form SB-2/A and related prospectus of Geocom Resources, Inc. for the registration of shares of its common stock.

LBB &Associates, Ltd., LLP

Houston, Texas

April 19, 2007